SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT No. __)

Check the appropriate box:

[X]    Preliminary information statement
[ ]    Confidential, for use of the Commission only (as permitted by
       Rule 14c-5(d)(2)
[ ]    Definitive information statement

                                WSN GROUP, INC.
            (Name of Registrant as Specified in Its Charter)

[X] No Fee Required
[ ] Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
__________________________________________________________________

4.  Proposed aggregate offering price:
__________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
_____________________________________________________________________

2.  Form, schedule, or registration statement number:
_____________________________________________________________________

3.  Filing party:
_____________________________________________________________________

4.  Date filed:
_____________________________________________________________________

Notes:


                               WSN GROUP, INC.
                                PO BOX 14127,
                       PALM DESERT, CALIFORNIA 92255

                           INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.

This information statement (the "Information Statement") is furnished to the shareholders of WSN Group, Inc., a Nevada corporation (the "Company"), with respect to certain corporate actions taken by the Company by written consent of the holders of a majority of the outstanding shares of our common stock that were entitled to vote on such action.

The corporate actions involved the following proposals (the "Proposals"):

     1. A proposal to authorize and ratify the acquisition of Amerifi Lending, Inc., a California corporation from its shareholders in a share exchange transaction;

     2. A proposal to amend the certificate of incorporation to change the name of the Company from WSN Group, Inc. to Amerifi
         Holdings, Inc.; and,

     3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The corporate actions will not take effect until at least 20 days after the mailing of this information statement. This information statement is furnished solely for the purpose of informing our stockholders of these corporate actions pursuant to the Securities Exchange Act of 1934, as amended, and the applicable Nevada corporation laws.

The board of directors fixed March 1, 2004 as the record date for the determination of stockholders entitled to receive this information statement. As of March 1, 2004, there were 79,525,202 shares of WSN Group, Inc. common stock issued and outstanding. This information statement is being sent on or about April 20, 2004 to such holders of record.

In excess of 50% of the Company's outstanding shares entitled to vote on the proposals have indicated that they will vote in favor of the proposals. As a result, the proposals will be approved without the affirmative vote of any other shareholders of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JOHN ANTON
------------------------------------
CHAIRMAN
MARCH 26, 2004

                               TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT                                        Page 3

  What is the Purpose of the Information Statement?                    Page 3

  Who is Entitled to Notice?                                           Page 3

  What Constitutes the Voting Shares of the Company?                   Page 3

  What Corporate Matters will the Principal
  Shareholders Vote for and How will they Vote?                        Page 4

  What Vote is Required to Approval the Proposals?                     Page 4

DISSENTERS' RIGHTS OF APPRAISAL                                        Page 4

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF                        Page 4

PROPOSAL 1 - ACQUISITION OF AMERIFI LENDING, INC.                      Page 5

PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO CHANGE THE NAME OF THE CORPORATION                    Page 5

AVAILABLE INFORMATION                                                  Page 6

                                    WSN GROUP INC.
                                     PO Box 14127
                           Palm Desert, California 92255

                           ABOUT THE INFORMATION STATEMENT

What is the purpose of the Information Statement?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders.

Who is entitled to notice?

Each outstanding share of common stock of record on the close of business on, March 1, 2004, (the "Record Date") will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's outstanding shares of common stock have indicated that they will vote in favor of the proposals.

Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the proposals consist of the vote of the holders of a majority of the voting power of the common stock, with each share of common stock having one vote.

Only stockholders of record at the close of business on the record date are entitled to notice of and to approve the proposals. As of the record date, 79,525,202 shares of common stock were issued and outstanding.

What corporate matters will the shareholders vote for and how will they vote?

Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

     FOR - A proposal to authorize and ratify the acquisition of Amerifi Lending, Inc., a California corporation from its shareholders in share exchange transactions; and,

     FOR - A proposal to amend the certificate of incorporation to change the name of the Company from WSN Group, Inc. to Amerifi Holdings, Inc.

What vote is required to approve the proposals?

The affirmative vote of a majority of the shares of common stock outstanding on the record date is required for approval of the proposals.

               DISSENTERS' RIGHTS OF APPRAISAL

There are no dissenter's rights of appraisal with respect to the proposals.

        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of shares of WSN Group, Inc. common stock as of March 1, 2004 by (i) all stockholders known to the Registrant to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all officers and directors of the Registrant, individually and as a group (each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them):



Title of Class   Name and Address of                            Amount and            Percent of Class
                 Beneficial Owner (1)                           Nature of
                                                                Beneficial
                                                                  Owner

Common           Blue Water Management, Ltd.                    4,750,000                5.9%
                 3900 Birch Street
                 Suite 113
                 Newport Beach, CA 92660

Common           Fordham Associates, Ltd.                      16,100,000               20.2%
                 3900 Birch Street
                 Suite 113
                 Newport Beach, CA 92660

Common           Four Winds Associates, Ltd.                    4,750,000                5.9%
                 3900 Birch Street
                 Suite 113
                 Newport Beach, CA 92660

Common           Marc R. Tow, Esq.                              4,380,000                5.5%
                 3900 Birch Street
                 Suite 113
                 Newport Beach, CA 92660

Common           John J. Anton                                  6,120,000                7.6%
                 PO Box 14127
                 Palm Desert, CA 92255

Common           John Moore                                     5,666,413                7.1%
                 PO Box 14127
                 Palm Desert, CA 92255

Common           Lanette B. Faulkner                            4,390,000                5.5%
                 27127 Calle Arroyo
                 Suite 1923
                 San Juan Capistrano, CA 92675

Common           The David Andrew Trust                         4,142,924                5.2%
                 3900 Birch Street
                 Suite 113
                 Newport Beach, CA 92660

Common           Tri-Star Diversified Ventures, LLC             4,000,000                5.0%
                 1601 East Flamingo Road
                 Suite 18
                 Las Vegas, NV 89119

Common           Shares of all directors and                   11,786,413               14.8%
                 executive officers as
                 a group (2 persons)




(1) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same household.
Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2)  Includes 895,000 shares held jointly with Mr. Anton's spouse.

(3) Includes 77,913 shares in which Mr. Moore exercises indirect ownership.

             PROPOSAL 1 - ACQUISITION OF AMERIFI LENDING, INC.

We will begin to take the action necessary to effect the Share
Exchange with Amerifi Lending, Inc. shareholders. This will require the approval of consenting Amerifi Lending, Inc. shareholders.

We have obtained the consent of a majority of Amerifi Lending, Inc. shareholders. We propose to issue [TBD] common shares to Amerifi Lending, Inc. shareholders in exchange for all of the issued and outstanding stock of Amerifi Lending, Inc. The share exchange implementation is subject to, among other things, state and federal securities regulation. We cannot estimate a completion date for the proposed share exchange at this time.

Summary of Proposed Acquisition Terms

The following highlights preliminary information pertaining to our proposed acquisition of Amerifi Lending, Inc. and does not contain all of the information because a definitive acquisition agreement has not been prepared or executed.

We have a letter of intent signed by the officers of Amerifi Lending, Inc. and its majority shareholders.

We anticipate obtaining the consent of all Amerifi Lending, Inc.
shareholders before completing the acquisition.

We intend to acquire all of the issued and outstanding capital stock of Amerifi Lending.

We also will need to comply with state and federal securities laws relating to the issuance of our shares in exchange for all of the Amerifi Lending shares.

Business Conducted by Amerifi Lending, Inc.

Amerifi Lending, Inc. (the "Company") has its principal offices located at 2130 Main Street, Suite 130, in Huntington Beach,
California.

Amerifi Lending has developed a business of lending to people who have less than perfect credit or self employed people who have a hard time qualifying for conventional loans. The money loaned is typically used by borrowers to consolidate debt and can provide a source of huge savings for borrowers by paying off high interest credit card debt. The loans are secured with a first or second mortgage on their property.

The Company currently employs ten people and nine outside loan officers. Amerifi Lending is positioned to move to the next level and can handle a much greater volume.

The business transaction will enable Amerifi Lending to increase net worth and become a national competitor in the sub-prime mortgage market.

PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME

The Company has concluded that it is advisable for the Company to amend its Certificate of Incorporation (the "Certificate of Incorporation") to change the Company's name to Amerifi Holdings, Inc.

Article I of the Certificate of Incorporation will be amended to read in its entirety:

     "The name of the corporation (which is hereinafter referred to as the "Corporation") is Amerifi Holdings, Inc."

The Company believes the proposed name will better describe the Company as it evolves and undertakes lending transactions. The Company believes that the proposed name would enhance the Company's recognition and reputation in the lending industry. Following the name change the Company intends to complete a series of transactions which should provide a better understanding of the Company's new mission and strategic vision of new leadership.

The Company also intends to change its trading symbol to a symbol more readily identifiable with the new name.

The amendment will become effective upon filing of an appropriate amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada, which the Company currently expects will occur on or before May 1, 2004.

                        AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission
(the "Commission"). You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room
1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

The Company knows of no other matters other than those described in this Information Statement, which have been recently approved or considered by the holders of the Company's Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John Anton
-----------------------------------
John Anton
Chairman, Board of Directors
March 26, 2004